Exhibit 10
                       FIFTH AMENDMENT TO CREDIT AGREEMENT


     THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Agreement") is made as of this 29th day of November, 2001 between C-COR.NET CORP., a Pennsylvania corporation ("C-Cor"), BROADBAND CAPITAL CORPORATION, a Delaware corporation ("Broadband," and collectively with C-Cor, the "Borrowers"), THE UNDERSIGNED BANK PARTIES (individually a "Bank" and collectively, the "Banks") and MELLON BANK, N.A., a national banking association, as agent for the Banks (the "Agent").


                              W I T N E S S E T H :


     WHEREAS, the Borrowers, the Banks and the Agent are parties to a Credit Agreement dated as of August 9, 1999, as amended by that certain First Amendment to Credit Agreement dated as of December 29, 1999, that certain Second Amendment to Credit Agreement dated as of November 24, 2000, that certain Third Amendment to Credit Agreement dated as of May 17, 2001 that certain Fourth Amendment to Credit Agreement dated as of June 5, 2001 and as amended by certain letter agreements (as so amended, the "Credit Agreement"), pursuant to which the Banks agreed to extend to the Borrowers a Twenty Million Dollar ($20,000,000.00) revolving credit facility, a Fifty Million Dollar ($50,000,000.00) standby acquisition facility and a Two Million Five Hundred Thousand Dollar ($2,500,000.00) term loan (Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement.);

     WHEREAS, the Borrowers have repaid the Term Loan in full;

     WHEREAS, the Standby Facility Commitment has expired;

     WHEREAS, the Borrowers have requested that the Credit Agreement be amended in order to, among other things, amend certain financial covenants and extend the Revolving Credit Expiration Date; and

     WHEREAS, the Agent and the Banks are willing to grant such request, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, the Borrowers, the Agent and the Banks hereby covenant and agree as follows:

     1. Amendments. Upon the execution and delivery by the Borrowers and the Banks of this Agreement, the Credit Agreement shall be amended as follows:

       (a) The definition of Revolving Credit Expiration Date set forth in
Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

     "Revolving Credit Expiration Date" shall mean January 29, 2002."

       (b) The following defined term shall be added to Section 1.01, Certain Definitions, in alphabetical order:

     "Minimum Net Worth" shall mean all assets of the Borrowers and their consolidated Subsidiaries minus all liabilities of the Borrowers and their consolidated Subsidiaries.

       (c) The pricing grid set forth subsection (a) of Section 2.05, Interest Rates, shall be deleted in its entirety, and the paragraph defining the term "Applicable Margin" is deleted in its entirety and replaced with the following:

     "Applicable Margin" shall mean: (x) 2% for the LIBOR Rate Portion of the Loans; (y) 0% for the Prime Rate Portion of the Loans; and (z) 2% for the Fed Funds Portion of the Loans."

       (d) Subsection 3.01(d) shall be deleted in its entirety and replaced with the following:

     (d) Letter of Credit Fee. On the date of issuance (and annually thereafter), the Borrowers shall pay to the Agent for the account of each Bank a fee (the "Letter of Credit Fee") for each Letter of Credit equal to (i) the face amount of each issued and outstanding Letter of Credit times (ii) 2%.

       (e) Subsections (a), (b) and (c) of Section 7.01, Financial Covenants, shall be deleted in their entirety and replaced with the following:

     7.01 Minimum Net Worth. As of the last day of the fiscal quarter ending on December 28, 2001, the minimum Net Worth shall be at least $190,000,000.

       (f) Section 7.08, Acquisitions; Mergers, Etc., shall be deleted in its entirety and replaced with the following:

     7.08 Acquisitions; Mergers, Etc. without the prior written consent of each Bank and the Agent, no Borrower shall nor shall it permit any of its Subsidiaries to, enter into any transaction of acquisition or merger or consolidation or amalgamation or division, or liquidate, wind-up or dissolve itself or suffer any liquidation or dissolution, except for those specific transactions described on Schedule 7.08 attached hereto.

     2. Waiver of Covenant The Borrowers have requested and the Banks and the Agent have agreed, to waive compliance with the Funded Debt to Adjusted EBITDA ratio covenant for the quarter ending September 30, 2001. Such waiver shall not constitute a waiver of or in any way limit the Bank's and Agent's remedies as a result of a failure to comply with any other term or covenant under the Credit Agreement (as amended by this Amendment).

     3. Representations and Warranties. (a) The Borrowers hereby represent and warrant to the Agent and the Banks that there is no default, Event of Default or Potential Default under the Credit Agreement, the Loan Documents, or any other document executed in connection therewith.

       (b) Each of the representations and warranties by the Borrowers in or pursuant to the Credit Agreement or any Loan Document are true and correct in all material respects on and as of the date of this Agreement as though made on and as of such date.

     4. Other Terms Confirmed. All other terms and conditions of the Credit Agreement, including, without limitation, the right of the Agent and the Banks to CONFESS JUDGMENT, are hereby confirmed and shall remain in full force and effect without modification. From and after the effectiveness of the amendments set forth in Section 1 hereof, all references in any document or instrument to the Credit Agreement shall mean the Credit Agreement as amended by this Agreement.

     5. No New Indebtedness. The Borrowers specifically acknowledge and agree that this Agreement shall not represent in any way the extension of any additional credit by the Banks to the Borrowers, or the satisfaction of any indebtedness evidenced by Loan Documents or the Credit Agreement as amended hereby. The Borrowers further acknowledge that there are no outstanding Standby Facility Loans, the Standby Facility Commitment has expired, and no Standby Facility Loans are available to the Borrowers under the Credit Agreement.

     6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     7. Headings. The descriptive headings which are used in this Agreement are for convenience only and shall not affect the meaning of any provision of this Agreement.

     8. Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.


ATTEST:                                            C-COR.NET CORP.
/s/ Joseph E. Zavacky                              By /s/ W. T. Hanelly
-----------------------                               --------------------
By: Joseph E. Zavacky                                 Name: W. T. Hanelly
Title: Controller                                     Title:  CFO
[CORPORATE SEAL]



ATTEST:                                            BROADBAND CAPITAL CORPORATION
/s/ Joseph E. Zavacky                              By /s/ George M. Savereno
-----------------------                               -------------------------
By:  Joseph E. Zavacky                                 Name: George M. Savereno
Title: Controller                                      Title: President
[CORPORATE SEAL]





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                                     MELLON BANK, N.A., as Issuing Bank and
                                     as Agent for the Banks


                                     By /s/ Joseph N. Butto
                                        ------------------------
                                         Name:  Joseph N. Butto
                                         Title:  Vice President


                                     MELLON BANK, N.A., individually as a Bank


                                     By /s/ Joseph N. Butto
                                        ------------------------
                                         Name:  Joseph N. Butto
                                         Title:  Vice President


                                     FIRST UNION NATIONAL BANK, individually as a Bank


                                     By /s/ Paul S. Phillips
                                        ------------------------
                                         Name: Paul S. Phillips
                                         Title:  Senior Vice President

                                     PNC BANK, NATIONAL ASSOCIATION,
                                     individually as a Bank


                                     By /s/ Thomas J. Fowlston
                                        ---------------------------
                                         Name:  Thomas J. Fowlston
                                         Title:  Vice President